  Exhibit 99.1

CHROMADEX CORPORATION REPORTS SECOND QUARTER 2020 FINANCIAL RESULTS

Second Quarter 2020 Highlights vs. Second Quarter 2019

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Strong growth in net sales to $15.3 million, higher gross margins, and significantly improved marketing efficiency year-over-year.
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Tru Niagen net sales of $11.7 million, a 34% increase year-over-year.
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Net loss was ($3.7) million or ($0.06) per share, an improvement of $0.08 per share year over year. Adjusted EBITDA excluding total legal expense, a non-GAAP measure, was a profit of $0.5 million, a $2.6 million improvement year-over-year.
●
Signed 200th material transfer agreement through ChromaDex External Research Program (CERP), which has resulted in 60 published studies to date, including 10 published clinical studies, on Niagen®.
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The study for the 200th agreement, announced last month, will assess the impact of Niagen® in COVID-19 animal models in collaboration with the National Institute of Allergy and Infectious Diseases (NIAID), a division of the National Institutes of Health (NIH).

LOS ANGELES, August 6, 2020 (BUSINESS WIRE) - ChromaDex Corp. (NASDAQ:CDXC) today reported second quarter 2020 financial results.

“We achieved record net sales of $15.3 million in the second quarter while maintaining our focus on the science, announcing our 200th research agreement and tenth published human trial on Niagen®,” says ChromaDex CEO Rob Fried. “Business adjustments at the onset of the pandemic and continued marketing efficiencies allowed us to reach a financial goal of positive Adjusted EBITDA excluding total legal expenses.”

 Results of operations for the three months ended June 30, 2020

For the three months ended June 30, 2020 (“Q2 2020”), ChromaDex reported net sales of $15.3 million, up 38% compared to $11.1 million in the second quarter of 2019 ("Q2 2019"). The increase in Q2 2020 revenues was driven by growth in sales of Tru Niagen and Niagen ingredient revenues.

Gross margin increased by 310 basis points to 59.4% in Q2 2020 compared to 56.3% in Q2 2019. The increase in gross margin was largely driven by the positive impact of increased Tru Niagen consumer product sales and product cost saving initiatives, including a benefit of approximately 110 basis points related to savings from prior year initiatives that were recognized in Q2 2020.

Operating expenses decreased by $0.7 million to $12.8 million in Q2 2020, compared to $13.4 million in Q2 2019. The decrease in operating expenses was driven by a decrease of $1.1 million in general and administrative expense, and a decrease of $0.1 million of research and development expense, partially offset by $0.7 million of higher selling and marketing expense. The decrease in general and administrative expense was driven by $1.1 million of lower legal expenses.

The net loss for Q2 2020 was ($3.7) million or ($0.06) per share compared to a net loss of ($7.8) million or ($0.14) per share for Q2 2019.

Adjusted EBITDA excluding total legal expense, a non-GAAP measure, was a profit of $0.5 million for Q2 2020, compared to a loss of ($2.1) million for Q2 2020, a $2.6 million improvement.

ChromaDex defines Adjusted EBITDA excluding total legal expense as net income or (loss) which is adjusted for interest, income tax, depreciation, amortization, non-cash stock compensation costs, severance and restructuring expense, bad debt expense related to Elysium Health and total legal expense.

For Q2 2020, the net cash used in operating activities was ($1.6) million versus ($9.0) million in Q2 2019.

2020 Outlook

Looking forward, the impact of COVID-19 on revenues is difficult to predict and the Company is managing expenses to mitigate the bottom-line impact. The Company does not expect any supply chain disruption at this time and, based on trends-to-date, expects continued revenue growth this year. Based on the Company’s current financial outlook, revenue growth will be driven by its U.S. ecommerce business, new international market launches with its partners and distributors, such as in the U.K. and Australia, new online platforms, including Persona Nutrition, a Nestlé Health Science company, and the Company’s new product, Tru Niagen® Beauty.  The Company expects continued gross margin improvement driven by a higher mix of Tru Niagen® sales, product design changes implemented in late 2019, and additional supply chain cost savings initiatives in 2020. The Company expects lower selling, marketing and advertising as well as general and administrative expenses as a percentage of net sales driven by strong growth from returning customers and scale on our fixed overhead costs driven by organizational realignment initiatives, as well as new systems and processes.

Investor Conference Call

ChromaDex management will host an investor conference call to discuss the first quarter results and provide a general business update on Thursday, August 6, at 4:30pm ET.

Participants should call in at least 10 minutes prior to the call. The dial-in information is as follows:

Date: Thurs., August 6, 2020
Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Toll-free dial-in number: (833) 979-2703
International dial-in number: (236) 714-2223
Conference ID: 1563949
Webcast link: ChromaDex Second Quarter 2020 Earnings Conference Call

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.chromadex.com.

A replay of the conference call will be available after 7:30 p.m. ET.
Toll-free replay number: 800-585-8367
Replay ID: 1563949

The earnings press release, and its accompanying financial exhibits, will be available on the Investor Relations section of the Company website, www.chromadex.com.

About Non-GAAP Financial Measures:

Adjusted EBITDA excluding total legal expense excludes interest, income tax, depreciation, amortization, non-cash share-based compensation costs, severance and restructuring expense, bad debt expense related to Elysium Health, and total legal expense. ChromaDex used these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. ChromaDex believes the presentation of its non-GAAP financial measures enhances the overall understanding of the company’s historical financial performance. These non-GAAP measures should not be viewed in isolation from or as a substitute for ChromaDex’s financial results in accordance with GAAP. Reconciliation of GAAP to non-GAAP measures are attached to this press release.

About ChromaDex:

ChromaDex Corp. is a science-based integrated nutraceutical company devoted to improving the way people age. ChromaDex scientists partner with leading universities and research institutions worldwide to discover, develop and create solutions to deliver the full potential of NAD and its impact on human health. Its flagship ingredient, NIAGEN® nicotinamide riboside, sold directly to consumers as TRU NIAGEN®, is backed with clinical and scientific research, as well as extensive IP protection. TRU NIAGEN® is helping the world AGE BETTER®. ChromaDex maintains a website at www.chromadex.com to which ChromaDex regularly posts copies of its press releases as well as additional and financial information about the Company.

Important Note on Forward Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include the quotation from ChromaDex’s Chief Executive Officer, and statements related to the impact of COVID-19 on revenues and supply chain and ChromaDex’s management of expenses to mitigate the bottom-line impact; future revenue growth being driven by ChromaDex’s U.S. ecommerce business, new international markets and online platforms, including Persona Nutrition, and new product, Tru Niagen Beauty; the expectations of gross margin improvement driven by a by a higher mix of Tru Niagen® sales, product design changes implemented in late 2019, and additional supply chain cost savings initiatives in 2020; and the expectations of lower selling, marketing and advertising expenses and lower general and administrative expenses as a percentage of net sales driven by strong growth from returning customers and scale on fixed overhead costs driven by organizational realignment initiatives, as well as new systems and processes. Other risks that contribute to the uncertain nature of the forward-looking statements are reported in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, as amended, as filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and actual results may differ materially from those suggested by these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and ChromaDex undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

ChromaDex Investor Relations Contact:

Brianna Gerber, Vice President of FP&A and Investor Relations
949-419-0288 ext. 127
briannag@chromadex.com

ChromaDex Media Contact:

Alex Worsham, Senior Director of Global Corporate Communications
310-388-6706 ext. 689
alexw@chromadex.com
ChromaDex Corporation

ChromaDex Corporation and Subsidiaries

Condensed Consolidated Statements of Operations
For the Three Month Periods Ended June 30, 2020 and June 30, 2019
(In thousands, except per share data)

	Three Months Ended
	June 30, 2020	June 30, 2019

Sales, net	$15,287	$11,101
Cost of sales	6,199	4,847

Gross profit	9,088	6,254

Operating expenses:
Sales and marketing	4,959	4,308
Research and development	942	1,069
General and administrative	6,874	7,932
Other	-	125
Operating expenses	12,775	13,434

Operating loss	(3,687)	(7,180)

Nonoperating expense:
Interest expense, net	(24)	(575)
Nonoperating expense	(24)	(575)

Net loss	$(3,711)	$(7,755)

Basic and diluted loss per common share	$(0.06)	$(0.14)

Basic and diluted weighted average
common shares outstanding	60,906	55,539

See Notes to Consolidated Financial Statements in Part I of ChromaDex's Quarterly Report
on Form 10-Q filed with Securities and Exchange Commission on August 6, 2020.

ChromaDex Corporation and Subsidiaries

Condensed Consolidated Balance Sheets
June 30, 2020 and December 31, 2019
(In thousands, except per share data)

	Jun. 30, 2020	Dec. 31, 2019
Assets

Current Assets
Cash, including restricted cash of $0.2 million and $0.2 million, respectively	$18,890	$18,812
Trade receivables, net of allowances of $0.0 million and $2.8 million, respectively;
Receivables from Related Party: $1.1 million and $0.8 million, respectively	3,954	2,175
Inventories	12,338	11,535
Prepaid expenses and other assets	584	996
Total current assets	35,766	33,518

Leasehold Improvements and Equipment, net	3,487	3,765
Intangible Assets, net	1,189	1,311
Right of Use Assets	705	891
Other Long-term Assets	845	762

Total assets	$41,992	$40,247

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable	$9,780	$9,626
Accrued expenses	5,246	4,415
Current maturities of operating lease obligations	632	595
Current maturities of finance lease obligations	134	258
Customer deposits	250	169
Total current liabilities	16,042	15,063

Deferred Revenue	3,820	3,873
Operating Lease Obligations, Less Current Maturities	522	848
Finance Lease Obligations, Less Current Maturities	27	18

Total liabilities	20,411	19,802

Commitments and Contingencies

Stockholders' Equity
Common stock, $.001 par value; authorized 150,000 shares;
issued and outstanding June 30, 2020 61,421 shares and
December 31, 2019 59,562 shares	61	60
Additional paid-in capital	153,036	142,285
Accumulated deficit	(131,513)	(121,900)
Cumulative translation adjustments	(3)	-
Total stockholders' equity	21,581	20,445

Total liabilities and stockholders' equity	$41,992	$40,247

See Notes to Consolidated Financial Statements in Part I of ChromaDex's Quarterly Report
on Form 10-Q filed with Securities and Exchange Commission on August 6, 2020.

ChromaDex Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA

	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020
(In thousands)
Net loss, as reported	$(8,337)	$(7,755)	$(7,202)	$(8,853)	$(5,902)	$(3,711)
Adjustments:
Interest (income) expense	(35)	575	314	(7)	12	24
Depreciation	173	190	196	203	214	218
Amortization of intangibles	61	61	62	62	62	60
Amortization of right of use assets	138	141	144	92	92	95
Share-based compensation	2,029	1,759	1,687	1,697	1,873	1,711
Severance and restructuring	-	-	-	200	953	284
Elysium-related bad debt expense	-	-	-	2,233	-	-
Adjusted EBITDA	$(5,971)	$(5,029)	$(4,799)	$(4,373)	$(2,696)	$(1,319)

Total legal expense	3,250	2,926	2,944	2,226	2,380	1,844

Adjusted EBITDA excluding total legal expense	$(2,721)	$(2,103)	$(1,855)	$(2,147)	$(316)	$525